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                                                                    Exhibit 23.1







              Consent of Independent Certified Public Accountants



We have issued our report dated March 27, 1996 (except for note 20, as to which the date is January 16, 1997), accompanying the consolidated financial statements of Flagstar Bancorp, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



/s/ Grant Thornton LLP



Detroit, Michigan
February 12, 1997